                                                                    Exhibit 99.1

                              FOR IMMEDIATE RELEASE
                              ---------------------

        ACETO CORPORATION ANNOUNCES THIRD QUARTER FINANCIAL RESULTS WITH
               EPS OF $0.11 VS. $0.08 IN LAST YEAR'S THIRD QUARTER

                   RECEIVES EPA APPROVAL FOR ASULAM HERBICIDE

LAKE SUCCESS, NY - May 5, 2006 - Aceto Corporation (NASDAQ:ACET), a global distributor of chemically-derived pharmaceuticals, biopharmaceuticals, specialty chemicals and agrochemicals, today announced results of operations for its fiscal 2006 third quarter and nine months ended March 31, 2006.

Net sales for the third quarter were $80.8 million, compared to $82.5 million in the third quarter of fiscal year 2005. The Company's selling, general and administrative expenses decreased 18% from the third quarter of last year, producing a 43% increase in operating income to $4.1 million. Aceto reported net income of $2.8 million or $0.11 per diluted share, a 45% increase from $1.9 million or $0.08 per diluted share in the 2005 quarter. The 2005 quarter includes a $0.01 loss from the Company's discontinued Institutional Sanitary Supplies ("ISS") segment.

For the nine months ended March 31, 2006, net sales were $225.3 million compared to $239.7 million in the same period of the prior year, attributable to the previously disclosed decrease in sales of two active pharmaceutical ingredients
(APIs) due to intense competition. Net income was $6.3 million or $0.26 per diluted share in the nine-month period, compared to $7.2 million or $0.29 per diluted share in the same period of fiscal 2005. The 2006 period includes an after tax charge of $0.01 per diluted share for exiting the ISS facility, and the 2005 period includes a $0.02 loss from the Company's discontinued ISS segment.

Leonard S. Schwartz, Chairman, CEO, and President of Aceto, stated, "I am pleased with our performance in the third quarter. Importantly, despite the highly competitive environment for APIs, our Health Sciences margins rose on a comparable quarter basis, and our market position for APIs is strengthening as a result of our continued focus on enhancing our regulatory capabilities and our sourcing operations in India and China. Combined, these skills enable us to grow our position in the rapidly consolidating generic pharmaceuticals market. We have also been successful in controlling SG&A costs with no diminution of our operational capabilities, while at the same time continuing to invest resources and funds in our new business initiatives. We realized additional cost savings during the quarter, and believe the SG&A level recorded in the third quarter will be our approximate run rate going forward."

Providing an update on Aceto's new business initiatives, Mr. Schwartz commented, "With regard to our vaccines for companion animals, the USDA recently approved and gave high marks to the factory of our supplier. However, the USDA is requiring Aceto to perform an additional study to confirm that the testing for the vaccines completed in the EU (which was part of the basis for the supplier's EU approval and provided highly satisfactory results), is in accordance with USDA standards under 9 CFR regulations. We believe this cautionary action by the agency is a direct result of our application being the first ever companion animal vaccines from any supplier outside of the U.S. This additional study extends the anticipated date of approval from late fiscal 2006 to the first half of fiscal 2007. Nevertheless, our marketing program remains on track to sell product under the Aceto label, and we plan to enter the market immediately following receipt of the license."

Mr. Schwartz continued, "We are also proceeding with our initiative to sell Aceto branded generic drugs in finished dosage form directly into distribution channels. Integral to the development of this business initiative are: 1) customer acceptance of our marketing strategy, 2) regulatory compliance and 3) supply of approved generic drugs. I am pleased to say that we are progressing well on all three fronts."

"As we have stated previously, regarding human generic biopharmaceuticals there is no definitive time frame for regulatory pathways in the U.S. However, we are encouraged by the movement toward regulatory action stemming from developments in the EU as well as some recent progress in the U.S. Last month, a U.S. federal judge ordered the FDA to make a decision on Omnitrope, a generic biopharmaceutical recombinant human growth hormone that was granted marketing authorization by the European Commission. If/when U.S. regulatory pathways are put in place, which would certainly help combat the continuing rise in health care costs, we would capitalize on Aceto's unique position and bring products to the U.S. market from our portfolio of 38 products, three of which are covered under our agreement with Three Rivers Pharmaceuticals."

Mr. Schwartz further stated, "With respect to expanding our Agrochemicals segment, we received EPA approval of Asulam, a herbicide used on sugar cane, and will commence supply under a multi-year contract with a major agricultural chemical distributor beginning in the spring 2007 season. The Agrochemicals segment generates higher margins than our other two segments, and should become a larger contributor to our earnings next year."

As relates to Aceto's Chemicals & Colorants segment, Mr. Schwartz commented, "We are very pleased with the results in our Chemicals & Colorants segment. The efforts we are putting forth in China for the development of our sourcing operations, combined with the recent acquisition of our own office space, are keeping pace with the rapid growth of the Chinese chemical industry and are bearing fruit. One illustration of this is the success we are having with organic color pigments."

Mr. Schwartz concluded, "Our financial position remains extremely strong. We closed the third quarter with working capital of $101.8 million, no long-term debt and shareholders' equity of $112.4 million. We are enthusiastic about Aceto's long-term outlook based on strength in our core businesses, as well as the prospects for our new initiatives. In the fourth quarter of fiscal 2006, we expect to earn approximately $0.09 per diluted share, compared to $0.11 in the final quarter of fiscal 2005. The final quarter of 2005 included a tax benefit of $0.05 per diluted share due to a one-time reduction in the valuation allowance for a portion of Aceto's deferred tax assets in that quarter."

CONFERENCE CALL
Leonard S. Schwartz, Chairman, CEO, and President, and Douglas Roth, CFO, will conduct a conference call at 10:00 a.m. ET on Friday, May 5, 2006. Interested parties may participate in the call by dialing 888-787-0577 (706-679-3204 for international callers). Please call in 10 minutes before the call is scheduled to begin, and ask for the Aceto call (conference ID # 8368842). The conference call will also be broadcast live over the Internet via the Investor Relations section (CONFERENCE CALLS) of Aceto's website. To listen to the live call please go to the website at least 15 minutes before the call to register, download and install any necessary audio software. The conference call will be archived on Aceto's website, and a recorded phone replay of the call will be available from 12:00 noon ET on Friday, May 5, 2006, until 5:00 p.m. ET on Monday, May 8, 2006. Dial 800-642-1687 (706-645-9291 for international callers) and enter the code 8368842 for the phone replay.

ABOUT ACETO
Aceto Corporation, which was incorporated in 1947, is a global leader in the distribution and marketing of biopharmaceuticals, chemically-derived pharmaceuticals, agrochemicals and specialty chemicals used principally as raw materials in the agricultural, color, pharmaceutical, surface coating/ink and general chemical consuming industries. With offices in ten countries, Aceto Corporation distributes over 1,000 chemicals in these and other fields.
This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections of management. Aceto intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," or variations of such words are intended to identify such forward-looking statements. The forward-looking statements contained in this press release include, but are not limited to, statements regarding approval of applications for, and sales of, veterinary vaccines, emergence of a market for human generic biopharmaceuticals, entering distribution channels with finished dosage forms, commencing supply of Asulam herbicide, continued rapid growth in the Chinese chemical industry, launching four new agrochemical products before the end of calendar 2007, results for the fourth quarter of fiscal year 2006, and prospects for long-term growth. All forward-looking statements in this press release are made as of the date of this press release, and Aceto assumes no obligation to update these forward-looking statements whether as a result of new information, future events or otherwise, other than as required by law. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. These uncertainties include, but are not limited to, the mix of products sold and the profit margins thereon, order cancellation or a reduction in orders from customers, competitive product offerings and pricing actions, the availability and pricing of key raw materials, dependence on key members of management, risk of entering into new European markets, continued successful integration of acquisitions, economic and political conditions in the United States and abroad, as well as other risks detailed in the Company's SEC reports, including the Company's Form 10-K and other filings. Copies of these filings are available at WWW.SEC.GOV.


CONTACT:                                     -OR-  INVESTOR RELATIONS COUNSEL:
Aceto Corporation                                  The Equity Group Inc.
Leonard S. Schwartz, Chairman/CEO/President        Lauren Till
Douglas Roth, CFO                                  (212) 836-9610, LTILL@EQUITYNY.COM
                                                                   ------------------
(516) 627-6000                                     WWW.THEEQUITYGROUP.COM
                                                   ----------------------
WWW.ACETO.COM
-------------

                                                         ACETO CORP.
                                              CONSOLIDATED STATEMENTS OF INCOME
                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                         (UNAUDITED)



                                                                 THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                      MARCH 31,                        MARCH 31,
                                                                2006           2005               2006            2005
                                                             ------------   ------------      -------------   --------------
Net sales                                                       $ 80,846        $82,512          $ 225,306        $ 239,699
Cost of sales                                                     67,402         68,263            187,891          198,653
                                                             ------------   ------------      -------------   --------------
Gross profit                                                      13,444         14,249             37,415           41,046
Gross profit %                                                    16.63%         17.27%             16.61%           17.12%

Selling, general and
  administrative expenses                                          9,361         11,386             29,380           31,005
                                                             ------------   ------------      -------------   --------------
Operating income                                                   4,083          2,863              8,035           10,041

Other income, net of
  interest expense                                                   (23)            18              1,094              833
                                                             ------------   ------------      -------------   --------------

Income from continuing operations before income taxes              4,060          2,881              9,129           10,874
Provision for income taxes                                         1,309            853              2,830            3,086
                                                             ------------   ------------      -------------   --------------
Income from continuing operations                                  2,751          2,028              6,299            7,788
Loss from discontinued operations, net of taxes                        -           (133)               (27)            (565)
                                                             ------------   ------------      -------------   --------------
Net income                                                       $ 2,751        $ 1,895            $ 6,272          $ 7,223
                                                             ============   ============      =============   ==============

Basic income per common share:
  Income from continuing operations                              $ 0.11         $ 0.09             $ 0.26           $ 0.32
  Loss from discontinued operations                              $   -          $ (0.01)           $   -            $ (0.02)
  Net income                                                     $ 0.11         $ 0.08             $ 0.26           $ 0.30

Diluted income per common share:
  Income from continuing operations                              $ 0.11         $ 0.09             $ 0.26           $ 0.31
  Loss from discontinued operations                              $   -          $ (0.01)           $   -            $ (0.02)
  Net income                                                     $ 0.11         $ 0.08             $ 0.26           $ 0.29

Weighted average shares outstanding:
  Basic                                                           24,237         24,235             24,265           24,193
  Diluted                                                         24,569         24,690             24,586           24,708

                                    ACETO CORP.
                            CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                   March 31, 2006    June 30, 2005
                                                     (unaudited)
                                                  ------------------ -------------
Assets
Current Assets:
  Cash in banks                                            $  21,875    $  19,950
  Investments                                                  3,276        5,068
  Trade receivables: less allowances for doubtful
    accounts: Mar, $512;  June $427                           62,156       49,636
  Other receivables                                            1,316        1,421
                                                           ---------    ---------
                                                              63,472       51,057

  Inventory                                                   47,540       51,722
  Prepaid expenses and other current assets                    1,460          821
  Assets held for sale                                          --            242
  Deferred income tax benefit, net                             2,799        2,780
                                                           ---------    ---------

        Total current assets                                 140,422      131,640


Long-term notes receivable                                       574          624
Property and equipment, net                                    5,237        5,543
Goodwill                                                       1,721        1,720
Intangible assets,net                                          3,698        3,153
Deferred income tax benefit, net                               1,650        3,626
Other assets                                                   2,695        2,722
                                                           ---------    ---------

Total Assets                                               $ 155,997    $ 149,028
                                                           =========    =========

Liabilities and Shareholders' Equity

Current liabilities:
  Drafts and acceptances payable                           $   1,795    $   2,462
  Short term bank loans                                           17          126
  Accounts payable                                            24,086       24,783
  Note payable - related party                                   500          500
  Accrued expenses                                            12,184        9,474
  Liabilities related to assets held for sale                   --             46
                                                           ---------    ---------
         Total current liabilities                            38,582       37,391

Long-term liabilites                                           4,876        3,811
Minority interest                                                175          171
                                                           ---------    ---------
          Total liabilities                                   43,633       41,373

Commitments and contingencies

Shareholders' equity:
  Common stock, $.01 par value:
        (40,000 shares authorized; 25,644 shares issued;
        24,257 and 24,282 shares outstanding at
        Mar. 31, 2006 and June 30, 2005, respectively)           256          256
  Capital in excess of par value                              56,669       56,903
  Retained earnings                                           67,320       62,864
  Treasury stock, at cost:
       (1,387 and 1,362 shares at Mar
        31, 2006 and  June 30, 2005, respectively)           (13,403)     (13,505)
  Accumulated other comprehensive income                       1,522        1,137
                                                           ---------    ---------
         Total shareholders' equity                          112,364      107,655
                                                           ---------    ---------

Total liabilities and shareholders' equity                 $ 155,997    $ 149,028
                                                           =========    =========


                                       ###